Exhibit 99.1

Barnes & Noble Reports Fiscal 2015 Second Quarter Financial Results

Retail Core Comparable and College Comparable Sales Increase Due to Improving Sales Trends

Barnes & Noble and Microsoft Restructure NOOK Media LLC Agreements

Restructuring Improves Strategic and Financial Flexibility

NEW YORK--(BUSINESS WIRE)--December 4, 2014--Barnes & Noble, Inc. (NYSE: BKS) today reported sales and earnings for its fiscal 2015 second quarter ended November 1, 2014.

Second quarter consolidated revenues decreased 2.7%, to $1.7 billion, as compared to the prior year. Second quarter consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) decreased from $76 million a year ago to $68 million.

“Retail and College improved their sales trends during the second quarter and NOOK continued its rationalization efforts, while recently launching several initiatives to increase NOOK users and content sales,” said Michael P. Huseby, Chief Executive Officer of Barnes & Noble, Inc. “Retail sales continued to benefit from improving physical book industry trends coupled with our own merchandising initiatives, while our College bookstores comparable sales improved on favorable textbook sales trends and higher merchandise sales. Separately, today’s announcement on the restructuring of the NOOK Media agreements will enable the Company to further rationalize the NOOK business and provide a clearer path for the potential separation of our Retail and NOOK Media businesses.”

Second Quarter 2015 Results from Operations

Segment results for the fiscal 2015 and fiscal 2014 second quarters are as follows:

	Revenues (unaudited)				EBITDA(2) (unaudited)
$ in millions			Increase/(Decrease)				Increase/(Decrease)
	Q2 2015	Q2 2014	$	%	Q2 2015	Q2 2014	$	%
Retail	$888.2	$921.0	($32.9)	-3.6%	$25.3	$36.6	($11.2)	-30.7%
College	$751.3	$737.5	$13.7	1.9%	$80.1	$84.3	($4.2)	-5.0%
NOOK	$63.9	$108.7	($44.9)	-41.3%	($37.6)	($45.2)	$7.6	16.8%
Elimination (1)	($15.5)	($33.1)	$17.6	-53.3%	n/a	n/a	n/a	n/a
Total	$1,687.8	$1,734.2	($46.3)	-2.7%	$67.8	$75.7	($7.8)	-10.4%

(1) Represents the elimination of intercompany sales from NOOK to Barnes & Noble Retail and Barnes & Noble College on a sell-through basis.

(2) This non-GAAP measure has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures on the attached Segment Information table.

Retail

The Retail segment, which includes the Barnes & Noble bookstores and BN.com, had revenues of $888 million for the quarter, decreasing 3.6% over the prior year. The sales decrease was primarily attributable to lower sales of NOOK products, leading to a comparable store sales decline of 1.5% for the quarter, as well as store closures. “Core” comparable bookstore sales, which exclude sales of NOOK products, increased 0.5% for the quarter.

Retail generated EBITDA of $25 million in the quarter, decreasing $11 million as compared to a year ago, as a result of expense deleverage on the sales decline, which was partially mitigated by a higher mix of higher margin core products.

College

The College segment had revenues of $751 million, increasing 1.9% compared to a year ago. Second quarter results include the fall back-to-school rush season. Comparable College sales increased 0.4% for the quarter.

As College developed its textbook rental business, comparable store sales reflected the retail selling price of a new or used textbook when rented, rather than solely the rental fees received to provide a more representative comparable store sales figure. Given the significant expansion of the textbook rental business over the past few years, College comparable store sales now reflect the revenue generated from textbook rentals and are no longer adjusted to reflect the equivalent textbook retail selling price.

College EBITDA declined $4 million as compared to a year ago to $80 million, as revenue growth was offset by investments to support business growth and the digital education platform.

NOOK

The NOOK segment (including digital content, devices and accessories) had revenues of $64 million for the quarter, decreasing 41.3% from a year ago. Device and accessories sales were $18.7 million for the quarter, a decrease of 63.7% from a year ago, due to lower unit selling volume. Digital content sales were $45.2 million for the quarter, a decline of 21.2% compared to a year ago, due primarily to lower device unit sales.

Despite the sales decline, NOOK EBITDA losses decreased $8 million, or 16.8%, as compared to a year ago to $38 million, due to cost rationalization efforts.

Consolidated Results

Consolidated second quarter net earnings were $12 million, or $0.12 per share, compared to net earnings of $13 million, or $0.15 per share, in the prior year.

Outlook

For fiscal year 2015, the Company continues to expect both Retail comparable bookstore sales and Retail Core comparable bookstore sales to decline in the low-single digits. College comparable store sales are also expected to decline in the low-single digits. The Company expects full fiscal year EBITDA losses in the NOOK segment to decline versus the prior year.

Microsoft Investment and Commercial Agreements Restructured

The Company filed a Form 8-K with the Securities and Exchange Commission stating that Barnes & Noble and Microsoft have agreed to terminate their commercial agreement including any associated obligations for international content acquisition and sale. Such termination will allow the Company to continue its rationalization of the NOOK Digital business and enhances Barnes & Noble’s operational and strategic flexibility. The termination also relieves Microsoft of any obligation to continue to fund support and other payments set forth in the commercial agreement between the partners.

Additionally, the Company stated that it had entered into an agreement with Microsoft to acquire its entire preferred interest in NOOK Media, LLC.

For further details, please reference the separate Form 8-K filing issued this morning.

As a result of today’s announcement, the Company expects that the completion of the potential separation of the Company's businesses could occur by the end of August 2015, although there can be no assurances regarding the timing of such potential separation or that such separation will be completed.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, December 4, 2014, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report holiday sales results on or about January 8, 2015.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The Company operates 658 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets. The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store® (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 714 bookstores serving over five million students and faculty members at colleges and universities across the United States.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the effect of the proposed separation of NOOK Media, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, risks associated with the commercial agreement with Samsung, the potential adverse impact on the Company’s businesses resulting from the Company’s prior reviews of strategic alternatives and the potential separation of the Company’s businesses (including with respect to the timing of the completion thereof), the risk that the transactions with Pearson and Samsung do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, risks associated with the international expansion previously undertaken, including any risks associated with a reduction of international operations following termination of the Microsoft commercial agreement , the risk that NOOK Media is not able to perform its obligations under the Pearson and Samsung commercial agreements and the consequences thereof, the risks associated with the termination of Microsoft commercial agreement, including potential customer losses, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, risks associated with the SEC investigation disclosed in the quarterly report on Form 10-Q for the fiscal quarter ended October 26, 2013, risks associated with the ongoing efforts to rationalize the NOOK business and the expected costs and benefits of such efforts and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended May 3, 2014, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	November 1, 2014	October 26, 2013	November 1, 2014	October 26, 2013

Sales	$1,687,820	$1,734,159	$2,924,267	$3,063,661
Cost of sales and occupancy	1,227,932	1,272,217	2,081,687	2,233,518
Gross profit	459,888	461,942	842,580	830,143
Selling and administrative expenses	392,065	386,273	745,206	763,419
Depreciation and amortization	49,463	53,684	99,732	108,683
Operating income (loss)	18,360	21,985	(2,358)	(41,959)
Interest expense, net	5,302	7,555	11,222	15,107
Income (loss) before taxes	13,058	14,430	(13,580)	(57,066)
Income taxes	760	1,201	2,571	16,727
Net income (loss)	$12,298	$13,229	$(16,151)	$(73,793)

Loss per common share:
Basic	$0.12	0.15	$(0.43)	(1.40)
Diluted	$0.12	0.15	$(0.43)	(1.40)

Weighted average common shares outstanding:
Basic	59,343	58,956	59,289	58,862
Diluted	59,409	58,956	59,289	58,862

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	72.8%	73.4%	71.2%	72.9%
Gross profit	27.2%	26.6%	28.8%	27.1%
Selling and administrative expenses	23.2%	22.3%	25.5%	24.9%
Depreciation and amortization	2.9%	3.1%	3.4%	3.5%
Operating income (loss)	1.1%	1.3%	-0.1%	-1.4%
Interest expense, net	0.3%	0.4%	0.4%	0.5%
Income (loss) before taxes	0.8%	0.8%	-0.5%	-1.9%
Income taxes	0.0%	0.1%	0.1%	0.5%
Net income (loss)	0.7%	0.8%	-0.6%	-2.4%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	November 1, 2014	October 26, 2013

ASSETS
Current assets:
Cash and cash equivalents	$284,785	$297,254
Receivables, net	158,483	193,306
Merchandise inventories	1,544,501	1,591,895
Prepaid expenses and other current assets	174,413	164,590
Short-term deferred taxes	141,841	189,684
Total current assets	2,304,023	2,436,729

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,217,333	1,243,407
Fixtures and equipment	2,012,697	1,919,242
	3,232,571	3,165,190
Less accumulated depreciation and amortization	2,762,261	2,610,386
Net property and equipment	470,310	554,804

Goodwill	493,189	495,496
Intangible assets, net	520,236	539,248
Other noncurrent assets	47,995	52,141
Total assets	$3,835,753	$4,078,418

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,184,159	$1,226,440
Accrued liabilities	434,237	544,000
Gift card liabilities	328,403	313,581
Short-term note payable	-	127,250
Total current liabilities	1,946,799	2,211,271

Long-term debt	64,000	105,000
Deferred taxes	216,746	231,027
Other long-term liabilities	400,434	323,378

Redeemable Preferred Shares	195,428	194,166
Preferred Member Interests in NOOK Media, LLC	384,282	382,512

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 93,956 and 93,287 shares issued, respectively	94	93
Additional paid-in capital	1,409,088	1,387,941
Accumulated other comprehensive loss	(27,520)	(16,692)
Retained earnings	318,471	327,155
Treasury stock, at cost, 34,519 and 34,281, respectively	(1,072,069)	(1,067,433)
Total Barnes & Noble, Inc. shareholders' equity	628,064	631,064
Noncontrolling interest	-	-
Total shareholders' equity	628,064	631,064
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$3,835,753	$4,078,418

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
		November 1, 2014	October 26, 2013	November 1, 2014	October 26, 2013

Sales
	Retail	888,159	921,023	1,842,966	1,929,225
	College	751,276	737,533	977,370	963,555
	NOOK	63,866	108,733	133,893	261,870
	Elimination	(15,481)	(33,130)	(29,962)	(90,989)
Total		1,687,820	1,734,159	2,924,267	3,063,661

Gross Profit
	Retail	265,765	270,358	560,407	571,084
	College	173,595	168,035	221,033	218,284
	NOOK	20,528	23,549	61,140	40,775
Total		459,888	461,942	842,580	830,143

Selling and Administrative Expenses
	Retail	240,416	233,783	468,918	469,748
	College	93,517	83,718	172,958	153,062
	NOOK	58,132	68,772	103,330	140,609
Total		392,065	386,273	745,206	763,419

EBITDA
	Retail	25,349	36,575	91,489	101,336
	College	80,078	84,317	48,075	65,222
	NOOK	(37,604)	(45,223)	(42,190)	(99,834)
Total		67,823	75,669	97,374	66,724

Net Income (Loss)
	EBITDA	67,823	75,669	97,374	66,724
	Depreciation and Amortization	(49,463)	(53,684)	(99,732)	(108,683)
	Interest Expense, net	(5,302)	(7,555)	(11,222)	(15,107)
	Income Taxes	(760)	(1,201)	(2,571)	(16,727)
Total		12,298	13,229	(16,151)	(73,793)

Percentage of sales:

Gross Margin
	Retail	29.9%	29.4%	30.4%	29.6%
	College	23.1%	22.8%	22.6%	22.7%
	NOOK	42.4%	31.1%	58.8%	23.9%
Total		27.2%	26.6%	28.8%	27.1%

Selling and Administrative Expenses
	Retail	27.1%	25.4%	25.4%	24.3%
	College	12.4%	11.4%	17.7%	15.9%
	NOOK	120.1%	91.0%	99.4%	82.3%
Total		23.2%	22.3%	25.5%	24.9%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended		26 weeks ended
	November 1, 2014	October 26, 2013	November 1, 2014	October 26, 2013
Numerator for basic income (loss) per share:
Net income (loss)	$12,298	13,229	$(16,151)	(73,793)
Preferred stock dividends	(3,941)	(3,942)	(7,883)	(7,884)
Accretion of dividends on preferred stock	(758)	(316)	(1,516)	(631)
Less allocation of earnings and dividends to participating securities	(455)	(363)	-	-
Net income (loss) available to common shareholders	$7,144	8,608	$(25,550)	(82,308)

Numerator for diluted income (loss) per share:
Net income (loss) available to common shareholders	$7,144	8,608	$(25,550)	(82,308)
Preferred stock dividends (a)	-	-	-	-
Accretion of dividends on preferred stock (a)	-	-	-	-
Allocation of earnings and dividends to participating securities	455	363	-	-
Less diluted allocation of earnings and dividends to participating securities	(454)	(363)	-	-
Net income (loss) available to common shareholders	$7,145	8,608	$(25,550)	(82,308)

Denominator for basic income (loss) per share:
Basic weighted average common shares	59,343	58,956	59,289	58,862

Denominator for diluted income (loss) per share:
Basic weighted average common shares	59,343	58,956	59,289	58,862
Preferred shares (a)	-	-	-	-
Average dilutive options	66	-	-	-
Diluted weighted average common shares	59,409	58,956	59,289	58,862

Income (loss) per common share:
Basic	$0.12	0.15	$(0.43)	(1.40)
Diluted	$0.12	0.15	$(0.43)	(1.40)

(a) Although the Company was in a net income position during the 13 weeks ended November 1, 2014 and October 26, 2013, the dilutive effect of the Company’s convertible preferred shares were excluded from the calculation of income per share using the two-class method because the effect would be antidilutive.

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, (212) 633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Andy Milevoj, (212) 633-3489
Vice President, Investor Relations
amilevoj@bn.com